Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-9100                                           47, Avenue Hoche
   FAX (212) 715-8000                                              75008 Paris
                                                                     France


                                            November 29, 2001


Cross Media Marketing Corporation
461 Fifth Avenue
19th Floor
New York, New York 10017

      Re:   Post-Effective Amendment No. 1 to
            Registration Statement on Form S-3 (File No. 333-53654)
            -------------------------------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Cross Media Marketing Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of the above referenced Post-Effective Amendment No. 1 (the "Amendment") to Registration Statement on Form S-3, File No. 333-53654 (as amended by the Amendment, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 498,524 shares (the "Shares") of Common Stock, par value $.001 per share, issued upon conversion of 50,625 issued and outstanding shares of the Registrant's Series A Convertible Preferred Stock (the "Series A Shares"), issued in payment of dividends accrued on the Series A Shares through June 30, 2001, and issuable upon exercise of related warrants to purchase Common Stock (the shares issuable upon exercise of such warrants, the "Warrant Shares"). The Registrant issued and sold to 30,375 Series A Shares and warrants to purchase 45,000 shares of Common Stock (the "June Warrants") pursuant to a Securities Purchase Agreement, dated June 9, 2000 (the "Purchase Agreement"), between the Registrant and The Shaar Fund Ltd. (the "Purchaser") and issued and sold an additional 20,250 Series A Shares and warrants to purchase 30,000 shares of Common Stock (the "August Warrants" and together with the June Warrants, the "Old Warrants") pursuant to a Second Tranche Securities Purchase Agreement, dated August 1, 2000 (the "Second Tranche Agreement"), between the Registrant and the Purchaser. Pursuant to agreements entered into on July 18, 2001 (as amended from time to time, the "July Agreements") between the Registrant and the Purchaser, the Purchaser converted half of its Series A Shares into 342,060 shares of Common Stock, the Old Warrants were amended (as amended, the "Amended Warrants"), and the Registrant redeemed half of the Purchaser's Series A Shares and issued to the Purchaser warrants to purchase an additional 50,000 shares of Common Stock.

            In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Certificate of Incorporation of the Registrant (as amended from time to time), the Amended and Restated By-laws of the Registrant, the Purchase Agreement, the Second Tranche Purchase Agreement, the July Agreements, the

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Amended Warrants, resolutions of the Board of Directors of the Registrant and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and
(iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and (ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

            Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement other than the Warrant Shares are, and the Warrant Shares, when issued pursuant to the terms and provisions of the Amended Warrants, will be, validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

            We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.


                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP